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                                                                  EXHIBIT (a)(5)

                                     FORM OF
                            TEAM AMERICA CORPORATION

                           OFFER TO PURCHASE FOR CASH
               UP TO 2,175,492 OUTSTANDING SHARES OF COMMON STOCK

                                       AT

                               $6.75 NET PER SHARE

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THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 P.M., EASTERN STANDARD
TIME, ON FRIDAY , DECEMBER 22, 2000, UNLESS THE OFFER IS EXTENDED.
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                                                               November 27, 2000

To Our Clients:

         Enclosed for your consideration are the Offer to Purchase, dated November 27, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which collectively, together with the Offer to Purchase and any amendments or supplements thereto, constitute the "Offer") relating to the offer by TEAM America Corporation, an Ohio corporation (the "Company"), to purchase up to 2,175,492 outstanding shares of common stock, no par value per share (the "Shares"), constituting up to 50% of the Company's outstanding Shares, at a purchase price of $6.75 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal enclosed herewith. Holders of Shares whose certificates for such Shares (the "Share Certificates") are not immediately available, or who cannot deliver their Share Certificates and all other required documents to the Depositary on or prior to the Expiration Time (as defined in the Offer to Purchase), or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

         WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

         Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

Please note the following:

         1. The tender price is $6.75 per Share net to you in cash without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

         2. The Offer is being made for up to 2,175,492 outstanding Shares.

         3. If more than 50% of the Company's outstanding Shares are tendered pursuant to this Offer to Purchase, the Company shall accept such tendered shares on a pro rata basis, based upon a proration ratio, which shall be the ratio of the number of Shares validly tendered and not properly withdrawn by such shareholder to the total number of Shares validly tendered and not withdrawn by all shareholders.

         4. The Board of Directors of the Company has approved the Offer. However, neither the Company, nor its Board of Directors make any recommendation to shareholders as to whether to tender or refrain from tendering their Shares and neither has authorized any person to make any recommendation. Shareholders are urged


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to evaluate carefully all information in the Offer, consult with their own investment and tax advisors and make their own decisions whether to tender Shares and, if so, how many Shares to tender.

         4. The Offer is conditioned upon, among other things, the consummation of Merger by and among the Company, Mucho.com, Inc., and TEAM Merger Corporation. The Offer is also subject to the conditions set forth in the Offer to Purchase. See the Introduction and Sections 1, 6 and 14 of the Offer to Purchase.

         5. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by the Company pursuant to the Offer.

         6. The Offer and withdrawal rights will expire at 12:00 p.m., Eastern Standard Time, on Friday, December 22, 2000, unless the Offer is extended.

         7. Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by National City Bank (the "Depositary") of
(a) Share Certificates or timely confirmation of the book-entry transfer of such Shares into the account maintained by the Depositary at the Depositary Trust Company (the "Book-Entry Transfer Facility"), pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (b) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase), in connection with a book-entry delivery, and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering shareholders at the same time depending upon when certificates for or confirmations of book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility are actually received by the Depositary.

         If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the back page of this letter. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the back page of this letter. An envelope to return your instructions to us is enclosed.

         YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

         The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares residing in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. However, the Company may, in its discretion, take such action as it may deem necessary to make the Offer in any jurisdiction and extend the Offer to holders of Shares in such jurisdiction.

         In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of the Company by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.



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                            TEAM AMERICA CORPORATION
        INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH UP TO
                                   2,175,492
                               ------------------
                       OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                            TEAM AMERICA CORPORATION

         The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated November 27, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which collectively, together with the Offer to Purchase and any amendments or supplements thereto, constitute the "Offer") in connection with the offer by TEAM America Corporation, an Ohio corporation (the "Company"), to purchase up to 2,175,492 of the Company's outstanding shares of common stock, no par value (the "Shares"), constituting up to 50% of the Company's outstanding shares, at a purchase price of $6.75 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase.

         This will instruct you to tender to the Company the number of Shares indicated below that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to Be Tendered:                                        Shares*
                                 ---------------------------------------

Date:                               , 2000
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*   Unless otherwise indicated, it will be assumed that you instruct us to tender all Shares held by us for your account.

                                    SIGN HERE

Signature(s)
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                                  (Print Names)

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                               (Print Address(es))

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                                                                      (Zip Code)

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                       (Area Code and Telephone Number(s))

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             (Taxpayer Identification or Social Security Number(s))



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